UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2024

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor

Houston, Texas 77002

(Address of Principal Executive Offices, including Zip Code)

(713) 381-6500

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Units	EPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2024, the board of directors of Enterprise Products Holdings LLC (“Enterprise GP”), the general partner of Enterprise Products Partners L.P. (“Enterprise”), promoted R. Daniel Boss to the position of Executive Vice President and Chief Financial Officer of Enterprise GP, with such promotion to become effective as of March 1, 2024. In his new role, Mr. Boss (i) will serve as Enterprise GP’s principal financial officer, (ii) will continue to serve as Enterprise GP’s principal accounting officer and (iii) will continue to report directly to W. Randall Fowler, as will Christian M. Nelly (who will continue to serve as Enterprise GP’s Executive Vice President-Finance and Sustainability and Treasurer) and Penny R. Houy (who will continue to serve as Enterprise GP’s Senior Vice President, Tax). Following such change in the position of Chief Financial Officer, Mr. Fowler will continue to serve as one of Enterprise GP’s two Co-Chief Executive Officers, together with A. James Teague.

Mr. Boss (48), a Certified Public Accountant, has served as Executive Vice President – Accounting, Risk Control and Information Technology of Enterprise GP since January 2020 and previously served as Senior Vice President (Accounting and Risk Control) from August 2016 to January 2020. Mr. Boss is responsible for the overall leadership of Enterprise’s Accounting, Risk Control and Information Technology organizations and (in his new role) will also be responsible for the overall leadership of Enterprise’s Internal Audit organization. Mr. Boss served as a Senior Vice President of Enterprise GP from March 2015 to August 2016 with responsibility over Enterprise’s regulated business. He also served as Vice President (Risk Control) from April 2013 to March 2015 and as Senior Director (Risk Control) from January 2010 to March 2013. While serving in these positions, Mr. Boss was Chairman of the Risk Management Committee and had responsibilities for Enterprise’s marketing risk management policies, transaction controls and derivatives and hedging strategies compliance. Mr. Boss also served as Director (Volume Accounting) from November 2008 until January 2010 where he was responsible for gas marketing and commodity derivatives accounting, hedging and reporting. Prior to joining Enterprise, Mr. Boss held leadership positions with Merrill Lynch Commodities and Dynegy Inc.

Mr. Nelly (48) has served as Executive Vice President-Finance and Sustainability and Treasurer of Enterprise GP since July 2020. He previously served as Executive Vice President-Finance and Treasurer from January 2020 to July 2020 and as Senior Vice President (Finance) and Treasurer from March 2019 to January 2020. Mr. Nelly is responsible for managing Enterprise’s financing activities, business planning and analysis, credit, cash management, corporate risk and insurance, investor relations, sustainability and public relations groups. Prior to joining Enterprise in 2008, Mr. Nelly spent 10 years with various corporate and investment banks where he executed transactions and maintained relationships with midstream and upstream energy companies and gained experience in strategic advisory, valuation, mergers and acquisitions, and capital raising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products Holdings LLC,
its General Partner

Date: February 16, 2024	By:	/s/ Harry P. Weitzel
	Name:	Harry P. Weitzel
	Title:	Executive Vice President, General Counsel and Secretary

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